Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Share Incentive Plan of ChinaCache International Holdings Ltd. of our report dated April 21, 2011, with respect to the consolidated financial statements of ChinaCache International Holdings Ltd. included in the Annual Report (Form 20-F) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

September 9, 2011